Exhibit 21

1. Canyon Products Corporation, an Ohio corporation and wholly owned subsidiary.*

2.  Invacare  Ltd.,  an  English   corporation  and  wholly  owned subsidiary,
    except for one share registered in the name of Mr.Kevin Crumpler as nominee for Invacare Holdings Corporation.

3.  Invacare Canada Inc., an Ontario corporation and wholly owned subsidiary.

4.  Invacare Deutschland GmbH, a German corporation and wholly owned subsidiary.

5.  Invacare  Holdings  Corporation,   an  Ohio  corporation  and  wholly owned
    subsidiary.

6. Invacare International Corporation, an Ohio corporation and wholly owned subsidiary.

7. Invacare Respiratory Corporation, an Ohio corporation and wholly owned subsidiary.

8. Invacare Trading Company, Inc., a United States Territory of the Virgin Islands corporation and wholly owned subsidiary.

9.  Invamex, S.A.de R.L.C.V., a Mexican corporation and wholly owned subsidiary.

10. Invacare  Credit   Corporation,   an  Ohio  corporation  and  wholly  owned
    subsidiary.

11. Invatection Insurance company, a Vermont corporation and wholly owned subsidiary.

12. Mobilife Corporation, a Missouri corporation and wholly owned subsidiary.

13. Mobilite Corporation, a Florida corporation and wholly owned subsidiary.

14. Invacare Poirier S.A., a French corporation and wholly owned subsidiary.

15. Dynamic  Controls  Ltd.,  a  New  Zealand   corporation  and  wholly  owned
    subsidiary.

16. Quantrix Consultants Ltd., a New Zealand corporation and wholly owned subsidiary.

17. Dynamic Europe Ltd., an English corporation and wholly owned subsidiary.

18. Geomarine Systems Inc., a New York corporation and wholly owned subsidiary.

19. Sci Des Hautes Roches, a French partnership and wholly owned subsidiary.

20. Sci Des Roches, a French partnership and wholly owned subsidiary.

21. Mobilite Building Corporation, a Florida corporation and wholly owned subsidiary.

22. Genus Medical Products USA, Inc., a New York corporation and wholly owned subsidiary.

23. Invacare Florida, a Delaware corporation and wholly owned subsidiary.

24. Patient Solutions, Inc., a Delaware corporation and wholly owned subsidiary.

25. Medical Equipment Repair Services, Inc., a Florida corporation and wholly owned subsidiary.

26. Invacare New Zealand Ltd., a New Zealand corporation and wholly owned subsidiary.

27. Invacare AG, a Switzerland corporation and wholly owned subsidiary.

28. Healthtech, Inc., a Missouri corporation and wholly owned subsidiary.


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29. Frohock  Stewart,  Inc.,  a  Massachusetts  corporation  and  wholly  owned subsidiary.

30. Invacare Portugual Lda., a Portugal company and wholly owned subsidiary.

31. Production Research Corporation, a Maryland corporation and wholly owned subsidiary.

32. Inva Acquisition Corporation, re-named Suburban Ostomy Supply Company, Inc.

33. Roller Chair Pty. Ltd., an Australian corporation and wholly owned subsidiary.

34. Silcraft Corporation, a Michigan corporation and wholly owned subsidiary.

35. Invacare Supply Group, a Massachusetts corporation and wholly owned subsidiary.

36. St. Louis Ostomy Distributors, Inc. ., a Massachusetts corporation and wholly owned subsidiary.

37. Patient-Care Medical Sales., a Massachusetts corporation and wholly owned subsidiary.

38. Indian-Joe, Inc., an Illinois corporation and wholly owned subsidiary.

39. BME, Inc., a Texas corporation and wholly owned subsidiary.

40. The Aftermarket Group, Inc., a Delaware corporation and wholly owned subsidiary.

41. Invacare Holdings Denmark A/S, a Danish corporation and wholly owned subsidiary.

42. Scandinavian Mobility International A/S, a Danish corporation and wholly owned subsidiary.

43. Invacare EC-Hong A/S, a Danish corporation and wholly owned subsidiary.

44. Invacare A/S, a Danish corporation and wholly owned subsidiary.

45. Invacare AB, a Swedish corporation and wholly owned subsidiary.

46. Invacare NV, a Belgium corporation and wholly owned subsidiary.

47. Scandinavian Mobility Niltek A/S, a Danish corporation and wholly owned subsidiary.

48. Scandinavian Mobility Radius A/S, a Danish corporation and wholly owned subsidiary.

49. EC-Invest A/S, a Danish corporation and wholly owned subsidiary.

50. Invacare AS, a Norwegian corporation and wholly owned subsidiary.

51. Groas A/S, a Norwegian corporation and wholly owned subsidiary.

52. Scandinavian Mobility Holding AB, a Swedish corporation and wholly owned subsidiary.

53. Invacare Rea AB, a Swedish corporation and wholly owned subsidiary.

54. France Reval SA, a French corporation and wholly owned subsidiary.

55. Matia SA, a French corporation and wholly owned subsidiary.

56. R2P S.a.r.L., a French corporation and wholly owned subsidiary.


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57. Scandinavian   Mobility  GmbH,  a  German  corporation  and  wholly  owned subsidiary.

58. France Reval Deutschland GmbH, a German corporation and wholly owned subsidiary.

59. Scandinavian Mobility France S.a.r.L., a French corporation and wholly owned subsidiary.

60. Scandinavian Mobility UK Ltd., an English corporation and wholly owned subsidiary.

61. Invacare B.V., a Netherlands corporation and wholly owned subsidiary.

62. Lopital Nederland B.V. a Netherlands corporation and wholly owned subsidiary.

63. Samarite B.V. a Netherlands corporation and wholly owned subsidiary.

64. Revato B.V. a Netherlands corporation and wholly owned subsidiary.

65. Scandinavian Mobility Medical Services B.V., a Netherlands corporation and wholly owned subsidiary.

66. Services B.V. a Netherlands corporation and wholly owned subsidiary.

67. Invacare Australia Pty, Ltd., an Australian corporation and wholly owned subsidiary.

68. Adaptive Switch Laboratories, Inc., a Texas corporation and wholly owned subsidiary.

69. Adaptive Research Laboratories, Inc., a Texas corporation and wholly owned subsidiary.

70. Garden City Medical, a Delaware corporation and wholly owned subsidiary.

71. Hatfield Mobility Limited, a New Zealand corporation and wholly owned subsidiary.

72. Pro Med Equipment Pty, Ltd., an Australian corporation and wholly owned subsidiary.

73. Pro Med Australia Pty, Ltd., and Australian corporation and wholly owned subsidiary.

74. Invacare, S.A., a Spanish corporation and wholly owned subsidiary.
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*   "Wholly owned subsidiary" refers to indirect, as well as direct, wholly owned subsidiaries.




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